Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of West Coast Community Bancorp of our report dated February 27, 2026 relating to the consolidated financial statements of West Coast Community Bancorp appearing in its Registration Statement on Form 10 (File No. 001-43470).

/s/ Crowe LLP

Sacramento, California
September 17, 2026